UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                November 3, 2004
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              1-9792                                      63-0949734
              ------                                      ----------
      (Commission File Number)                 (IRS Employer Identification No.)


       32 Wilson Boulevard 100
           Addison, Alabama                                  35540
           ----------------                                  -----
  (Address of Principal Executive Offices)                 (Zip Code)

                                 (256) 747-9800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
                  ----------------------------------------------

        (a) On November 3, 2004, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended September 25, 2004.
The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------

        (c)       Exhibits

                    Exhibit 99.1 Press Release dated November 3, 2004.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      CAVALIER HOMES, INC.
                                                          (Registrant)


Date: November 3, 2004                  By            /s/ Michael R. Murphy
                                          --------------------------------------
                                                          Michael R. Murphy
                                                     Its Chief Financial Officer

                                  Exhibit Index
                                  -------------
         Exhibit                   Description
         -------                   -----------

         99.1                      Text of Press Release dated November 3, 2004.

                                                                 EXHIBIT 99.1

                                     From:            CAVALIER HOMES, INC.
                                     Approved by:     David Roberson
                                     Subject:         Third Quarter Results
                                     Contact:         Mike Murphy (256) 747-9800



                    CAVALIER REPORTS PROFITABLE THIRD QUARTER


Addison, Ala. (November 3, 2004) - Cavalier Homes, Inc. (Amex: CAV) today announced that the Company posted a profit for the third quarter of 2004, the Company's first quarterly profit of the year. The following table summarizes Cavalier's financial results for the third quarter and nine-month period ended September 25, 2004 (in thousands, except per share amounts):

                                                        Third Quarter Ended                 Nine Months Ended
                                                   -----------------------------      -----------------------------
                                                   Sept. 25,         Sept. 27,          Sept. 25,            Sept. 27,
                                                      2004              2003              2004             2003
                                                   -----------       -----------      -----------       -----------
Revenue                                            $    60,003       $    63,863      $   158,124       $   191,795
Income (loss) before income taxes                        1,082               364           (1,390)           (6,227)
Income tax provision (benefit)                              14              (579)              23              (579)
                                                   -----------       -----------      -----------       -----------
Net income (loss)                                  $     1,068       $       943      $    (1,413)      $    (5,648)
                                                   ===========       ===========      ===========       ===========
Net income (loss) per share,
   basic and diluted                               $      0.06       $     0.05       $     (0.08)      $    (0.32)
                                                   ===========       ==========       ===========       ==========
Weighted average shares outstanding:
   Basic                                                17,936            17,666           17,846            17,666
                                                   ===========       ===========      ===========       ===========
   Diluted                                              18,187            17,710           17,846            17,666
                                                   ===========       ===========      ===========       ===========

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "We are pleased to report that Cavalier returned to profitability in the third quarter. While our results still reflected the pressures of a challenging marketplace, they nevertheless showed signs of ongoing progress we have achieved this year, stemming from our work to reduce operating costs, lower our break-even point, and enhance our competitive position. On the latter point, we're gratified by the initial success of new products and improved price points we recently introduced. Their ready acceptance among customers and dealers gives us confidence that, even though market conditions remain tough, our business is improving in a fundamental sense."

         Roberson noted that, during the third quarter, Cavalier entered into a multi-party supply agreement to build homes for the Federal Emergency Management Agency (FEMA) in the aftermath of Hurricane Charley. The supply agreement contemplates the Company's delivery of an estimated 800-1,000 single-section homes by November. Prior to the conclusion of the third quarter, Cavalier shipped 309 homes under this agreement. "Our participation in the FEMA order provided a much-needed boost to our operations at an opportune moment," Roberson added. "The production activity related to that order enhanced our manufacturing efficiency coincidental with the introduction of new products and pricing in July, adding important momentum to our business until those new introductions have sufficient opportunity to penetrate and turn in the retail marketplace."

                                    -MORE-

         Revenue for the third quarter declined 6% from the same period last year. The entire decline was attributable to lower home manufacturing sales, the largest component of revenue, which fell to $56,945,000 for the quarter versus $60,788,000 for the third quarter of 2003. Floor shipments declined 15% to 2,720 floors in the third quarter of 2004 versus 3,193 floors in the same period last year. Revenue from retail sales and financial services were essentially unchanged quarter over quarter.

         Despite lower revenue, however, gross profit for the third quarter increased $597,000 to $10,508,000 from $9,911,000. Gross margin for the quarter improved to 17.5% versus 15.5% in the same quarter last year primarily because of higher selling prices, which more than offset the impact of higher raw material costs. Selling, general and administrative expenses were $9,377,000, or 15.6% of revenue, in the third quarter of 2004 compared with $9,382,000, or 14.7% of revenue, in the year-earlier period. The Company had no impairment charges in the third quarter of 2004, but did incur $122,000 in impairment and other related charges in the year-earlier period.

         Cavalier's revenue for the first nine months of 2004 declined 18% compared with the first nine months of 2003 as home manufacturing sales fell 18% to $150,353,000 for the year-to-date period versus $184,037,000 in the same period last year. Year-to-date shipments declined 25% to 7,419 floors compared with 9,836 floors in the first nine months of 2003.

         Gross profit for the first nine months of 2004 declined $831,000 to $26,819,000 from $27,650,000 due to lower shipment volume for the period. However, gross margin for the first nine months of 2004 increased to 17.0% versus 14.4% in the same period last year, reflecting mainly the run-off of costs related to closed facilities and higher selling prices, which more than offset price increases in many raw materials. During the first nine months of 2004, selling, general and administrative expenses declined 16% to $28,033,000 from $33,343,000 in the year-earlier period, mainly as the Company incurred lower costs from closed facilities in the 2004 year-to-date period; selling, general and administrative expenses, as a percentage of revenue, were 17.7% and 17.4% in the first nine months of 2004 and 2003, respectively. Cavalier had no impairment charges in the first nine months of 2004, but did incur $176,000 in impairment and other related charges in the comparable 2003 period.

         "When we passed the midyear point of 2004, we expected that our business would firm in the second half and that Cavalier would return to profitability before year's end," Roberson stated. "Obviously, we are pleased to have reached that turning point more quickly than first thought. As we look ahead to the conclusion of 2004, we think Cavalier is positioned to build on this progress, especially considering the balance of the FEMA order yet to be delivered and the momentum we see developing in our new products. Clearly, challenges remain ahead as we approach the seasonally slower winter months, but we see continued opportunities at hand to control costs, enhance manufacturing efficiencies and make further inroads in the marketplace with new, appealing, high-value homes."

         Mike Murphy, Cavalier's Chief Financial Officer, added comments on the Company's financial position. He noted that Cavalier ended the third quarter with lower cash and higher accounts receivable and inventories versus the year-earlier quarter. These changes primarily reflected the impact of the Company's FEMA order, one-third of which was delivered prior to quarter's end. Dealer inventory, including inventory at company-owned retail sales centers, declined 16% to approximately $94,000,000 from $112,000,000 a year ago, and was down 4% from $98,000,000 in the second quarter of 2004.

                                   -MORE-

         Murphy further noted that Cavalier recently signed a two-year extension of its bank credit facility. The $35,000,000 credit facility consists of a long-term, $10,000,000 real estate loan that matures in 2017 and a $25,000,000 revolving line of credit that now matures in April 2007. Currently, the Company has $6,946,000 outstanding under the real estate loan. None of the $25,000,000 revolving line of credit component was outstanding at quarter's end; $8,891,000 of this amount was currently available based on underlying collateral.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         A public, listen-only simulcast of Cavalier Homes' third quarter conference call will begin at 9:30 a.m. Eastern Standard Time tomorrow (November 4, 2004) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until December 4, 2004.

         With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2003, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended June 26, 2004, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                                      -MORE-


                              Cavalier Homes, Inc.
                             Data Sheet - Unaudited
                    (In thousands, except per share amounts)

                                                        Third Quarter Ended                Nine Months Ended
                                                   -----------------------------    ------------------------------
                                                      Sept. 25,       Sept. 27,         Sept. 25,      Sept. 27,
STATEMENT OF OPERATIONS SUMMARY                         2004           2003              2004             2003
                                                   -------------  --------------    -------------    -------------
Home manufacturing net sales                       $      56,945  $       60,788    $     150,353    $     184,037
Financial services                                           647             652            1,868            2,008
Retail                                                     2,411           2,423            5,903            5,750
                                                   -------------  --------------    -------------    -------------
   Total revenue                                   $      60,003  $       63,863    $     158,124    $     191,795
                                                   =============  ==============    =============    =============

Cost of sales                                             49,495          53,952          131,305          164,145
                                                   -------------  --------------    -------------    -------------

   Gross profit                                           10,508           9,911           26,819           27,650

Selling, general and administrative                        9,377           9,382           28,033           33,343
Impairment and other related charges                          --             122               --              176
                                                   -------------  --------------    -------------    -------------
Operating income (loss)                                    1,131             407           (1,214)          (5,869)
                                                   -------------  --------------    -------------    -------------
Other income (expense):
   Interest expense                                         (260)           (204)            (849)            (765)
   Other, net                                                211             161              673              407
                                                   -------------  --------------    -------------    -------------
                                                             (49)            (43)            (176)            (358)
                                                   -------------  --------------    -------------    -------------
Income (loss) before income taxes                          1,082             364           (1,390)          (6,227)
Income tax provision (benefit)                                14            (579)              23             (579)
                                                   -------------  --------------    -------------    --------------
Net income (loss)                                  $       1,068  $          943    $      (1,413)   $      (5,648)
                                                   =============  ==============    =============    =============

Basic and diluted income (loss) per share          $        0.06  $        0.05     $       (0.08)   $       (0.32)
                                                   =============  =============     =============    =============

Weighted average shares outstanding:
   Basic                                                  17,936          17,666           17,846           17,666
                                                   =============  ==============    =============    =============
   Diluted                                                18,187          17,710           17,846           17,666
                                                   =============  ==============    =============    =============

                                                  -MORE-


                           Cavalier Homes, Inc. Data Sheet - Unaudited (Continued)
                                (In thousands, except per share amounts)

                                                        Third Quarter Ended                Nine Months Ended
                                                   -----------------------------    ------------------------------
OPERATING DATA SUMMARY                                Sept. 25,      Sept. 27,        Sept. 25,         Sept. 27,
Manufacturing sales:                                    2004           2003             2004              2003
                                                   -------------  --------------    -------------    -------------
Floor shipments                                            2,720           3,193            7,419            9,836
Home shipments:
     Single section                                          580             221              953              724
     Multi-section                                         1,063           1,486            3,214            4,556
                                                   -------------  --------------    -------------    -------------
Total shipments                                            1,643           1,707            4,167            5,280
Shipments to company-owned retail locations                  (39)            (45)            (127)             (98)
FEMA shipments                                              (309)             --             (309)              --
                                                   -------------  --------------    -------------    -------------
Wholesale shipments to independent retailers               1,295           1,662            3,731            5,182
                                                   =============  ==============    =============    =============

Retail sales:
     Single section                                           11              14               35               37
     Multi-section                                            43              50              105              115
                                                   -------------  --------------    -------------    -------------
Total sales                                                   54              64              140              152
                                                   =============  ==============    =============    =============
Cavalier produced homes sold                                  49              59              124              135
                                                   =============  ==============    =============    =============
Used homes sold                                                5               5               16               17
                                                   =============  ==============    =============    =============
Independent exclusive dealer locations                       128             155              128              155
Company-owned stores                                           3               3                3                3
Home manufacturing facilities -- operating                     7               7                7                7
Installment loan purchases                         $       8,219  $        8,643    $      26,153    $      28,802

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      17,083    $      24,167
Accounts receivable, less allowance for losses                                             16,030           11,972
Inventories                                                                                19,293           12,991
Other current assets                                                                        4,343            5,661
                                                                                    -------------    -------------
   Total current assets                                                                    56,749           54,791
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         34,272           43,539
Installment contracts receivable, less allowance for credit losses                          5,614            6,306
Other assets                                                                                3,847            3,255
                                                                                    -------------    -------------
   Total assets                                                                     $     100,482    $     107,891
                                                                                    =============    =============

Current portion of long-term debt                                                   $       1,744    $       1,845
Other current liabilities                                                                  45,823           48,603
                                                                                    -------------    -------------
   Total current liabilities                                                               47,567           50,448
                                                                                    -------------    -------------
Long-term debt                                                                             11,719           16,064
Other long-term liabilities                                                                   693            1,491
Stockholders' equity                                                                       40,503           39,888
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $     100,482    $     107,891
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $       9,182    $       4,343
Current ratio                                                                            1.2 to 1          1.1 to 1
Ratio of long-term debt to equity                                                        0.3 to 1          0.4 to 1
CIS installment loan portfolio                                                      $       8,871    $      10,766
Number of shares outstanding                                                               17,972           17,666
Stockholders' equity per share                                                      $        2.25    $        2.26


                                                        -END-